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                           OFFICE LEASE

          This Lease Agreement (this "Lease") is made effective as of July 1, 1996, by and between Dale L. Runyon, ("Landlord"), and Maxam Gold Corporation ("Tenant").

          The parties agree as follows:

          PREMISES. Landlord, in consideration of the lease payment sprovided in this Lease, leases to Tenant office facilities (the "Premises") located at 528 Fon du Lac Drive, East
Peoria, Illinois 61611.

          TERM. The lease term will begin on July 1, 1996 and will continue on a monht-to-month basis.

          LEASE PAYMENT. Tenant shall pay to Landlord monthly payment of $1,200.00 per month, payable in advance on the first day of each month, for a toral annual lease payment of $14,400.00. Lease payments shall be made to the Landlord at 528 Fon du Lac Drive, East Peoria, Illinois 61611, as may be changed from time to time by Landlord.

          POSSESSION. Tenant shall be entitled to possession on the first day of the term of this Lease, and shall yield possession to Landlord on the last day of the term of this Lease, unless otherwise agreed by both parites in writing.

          USE OF PREMISES. Tenant may use the Premises only for the transaction of official business. The Premises may be used for any other pupose only with the prior written consent of Landlord, which shall not be unreasonably withheld. Tenant shall notify Landlord of any anticipated extended absence from the Premises not later thant he first day fo the extended absence.

          PROOPERTY INSURANCE. Landlord and Tenent shall be responsible to maintain appropriate insurance for their respective interests in the Premises and property located on the Premises.

          DEFAULTS. Tenant shall be in default of this Lease, if Tenant fails to fulfill any lease obligation or term by which Tenant is bound. Subject to any governing provisions of law to the contrary, if Tenant fails to cure any financial obligation within 30 days after written notice of such default is provided by Landlord to Tenant, Landlord may take possession of the Premises without further notice (to the extent permitted by law), and wihtout prejudicing Landlord's rights to damages. In the alternative, Landlord may elect to cure any default and the costs of such action shall be added to Tenant's financial obligations under this Lease. Tenant shall pay all costs, damages, and expenses (including reaonsable attorney fees and expenses)

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suffered by Landlord by reason of Tenant's defaults.  All sums of money or charges required to be paid by Tenant under this Lease shall be additional rent, whether or not such sums of charges are designated as "additional rent."

          NOTICE. Notices under this Lease shall not be deemed valid unless given or served in writing and forwarded by mail, postage prepaid, addressed as follows:

LANDLORD:                     Dale L. Runyon
                              205 Alice
                              East Peoria, Illinois   61611

TENANT:                       Maxam Gold Corporation
                              528 Fon dur Lac Drive
                              East Peoria, Illinois   61611

Such addresses may be changed from time to time by either party by providing notice as set forth above.

          ENTIRE AGREEMETN/AMENDMENT. This Lease Agreement contains the entire agreemetn of the parites and there are no other promises or conditions in any other agreement whether oral or written. This Lease may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.

          SEVERABILITY. If any portion of this Lease shall be hadl to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it woudl become vaild and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

          WAIVER. The failure of either party to enforce any provisions of this Lease shall not be construed as a waiver or limitatino of that party's right ot subsequently enforece and comple strict compliance with every provision of this Lease.

          CUMULATIVE RIGHTS. The rights of the parties under this Lease are cumulative, and shall not be construed as exclusive unelss otherwise required by law.

          GOVERNING LAW. This Lease shall be construed in accordance with the laws of the State of Illinois.

LANDLORD                      TENANT

                              MAXAM GOLD CORPORATION

/s/ Dale L. Runyon            BY:  /s/ Alan E. Hubbard
                                   President